NEWS

FOR IMMEDIATE RELEASE	CONTACTS

Draft 8: 8/5/04	Ray Keller Lynch Corporation (401) 453-2007 ray.keller@lynch-mail.com	Hugh Ryan Ryan Wellnitz & Associates (401) 246-2300 hryan@ryanwellnitz.com

Lynch Corporation Announces Second-Quarter Loss

PROVIDENCE, R.I., (Date) — Lynch Corporation (ASE-LGL) today announced a net loss of $560,000, or $0.37 per share, for the second quarter of calendar-fiscal 2004, versus a net loss of $173,000, or $0.12 per share, for the corresponding period last year. Sales for the second quarter of 2004 were $6,736,000, up 0.3 percent from $6,714,000 for the same quarter one year ago. Average shares outstanding were 1,495,500 for the second quarter of 2004, and 1,497,900 for the second quarter of 2003.

The company reported a net loss of $1,368,000, or $0.91 per share, for the first half of 2004 compared to a net loss of $911,000, or $0.61 per share, for the first half of 2003. Sales for the first half of 2004 were $13,548,000, up 18.2 percent from sales of $11,458,000 for the first half of last year. Average shares outstanding were 1,496,300 for the six month period of 2004, and 1,497,900 for the six month period ending June 30, 2003.

Quarter-over-quarter, and year-over-year comparisons were affected by three factors: (1) a $425,000 expense in 2004 for a possible lawsuit settlement related to Spinnaker Industries, Lynch’s consolidated subsidiary until October 2001; (2) a $134,000 gain in 2003 on the sale of marketable securities; and (3) the expectation that the company would be able to use tax loss

50 Kennedy Plaza • Suite 1250 • Providence, RI 02903
(401) 453-2007 • Fax (401) 453-2009 • www.lynchcorp.com

Lynch Corporation Announces Second Quarter 2004 Financial Results	Page 2

benefits at a future date of $43,000 and $392,000 recorded in the second quarter and six month periods of 2003.

Pro-forma quarter-over-quarter, and six-months over six-months operating losses, as shown on page 5, reconciliation of non-GAAP results, were $42,000 and $278,000 respectively in the second quarter of 2004 and 2003, and $805,000 and $1,318,000 in the first six months of 2004 and 2003 respectively.

Pro-forma net loss, as shown on page 5, reconciliation of non-GAAP results, was $135,000 in the second quarter of 2004 compared to a net loss of $307,000 in the same period of 2003. Six month pro-forma net loss was $943,000 and $1,045,000 in 2004 and 2003 respectively.

M-tron’s second quarter 2004 operating profit improved by $413,000 on $2,053,000 higher sales, while Lynch Systems’ second quarter operating profit declined by $276,000 on $2,031,000 less volume. Improvements in the telecommunications sector contributed to M-tron’s six months over six months revenue and operating profit gains of $3,305,000 and $698,000 respectively.

Weaknesses in the market for equipment to produce CRT’s and television tubes resulted in Lynch Systems’ recording $1,215,000 less sales and $175,000 less operating profit in the first six months of 2004.

M-tron’s order backlog has increased since December 31, 2003 by $500,000 to $3,300,000. Lynch Systems’ backlog improved dramatically since year-end 2003 to $8,800,000 from $2,800,000.

Cash and net marketable securities, less debt, was $2.4 million at June 30, 2004, virtually equal to the $2.6 million for the same categories at both June 2003 and December 2003.

Lynch Corporation Announces Second Quarter 2004 Financial Results	Page 3

For more information on the company, contact Raymond H. Keller, Vice President and Chief Financial Officer, Lynch Corporation, 50 Kennedy Plaza, Suite 1250, Providence, RI 02903-2360, (401) 453-2007, ray.keller@lynch-mail.com, or visit the company’s Web site: http://www.lynchcorp.com.

# # #

Caution Concerning Forward Looking Statements

     This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in Lynch Corporation’s filings with the Securities and Exchange Commission.

Lynch Corporation Announces Second Quarter 2004 Financial Results	Page 4

LYNCH CORPORATION STATEMENTS OF OPERATIONS (Dollars In Thousands, Except Per Share Data)	PRESS RELEASE

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
SALES
M-tron	$5,585	$3,532	$10,098	$6,793
Lynch Systems	1,151	3,182	3,450	4,665

Consolidated Total	6,736	6,714	13,548	11,458

EARNINGS (LOSS) BEFORE INTEREST,TAXES, DEPRECIATION & AMORTIZATION (EBITDA)
M-tron	538	168	727	198
Lynch Systems	(72)	231	(406)	(196)

EBITDA from Operations	466	399	321	2
Corporate expenses — net	(656)	(355)	(1,000)	(702)

Consolidated Total	$(190)	$44	$(679)	$(700)

OPERATING PROFIT (LOSS)
M-tron	$407	$(6)	$469	$(229)
Lynch Systems	(130)	146	(522)	(337)

Operating Profit (Loss)	277	140	(53)	(566)
Corporate expenses — unallocated	(744)	(418)	(1,177)	(752)

Consolidated Total	(467)	(278)	(1,230)	(1,318)
OTHER INCOME (EXPENSE)
Investment income	4	153	8	168
Interest expense	(62)	(93)	(113)	(162)
Other income (expense)	(5)	2	22	9

Consolidated Total	(63)	62	(83)	15
LOSS BEFORE INCOME TAXES	(530)	(216)	(1,313)	(1,303)
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(30)	43	(55)	392

NET LOSS	$(560)	$(173)	$(1,368)	$(911)

WEIGHTED AVERAGE SHARES OUTSTANDING	1,495,500	1,497,900	1,496,300	1,497,900
BASIC & DILUTED LOSS PER SHARE:	$(0.37)	$(0.12)	$(0.91)	$(0.61)

Lynch Corporation Announces Second Quarter 2004 Financial Results	Page 5

LYNCH CORPORATION
RECONCILIATION OF NON-GAAP RESULTS
(Dollars in Thousands, Except Per Share Data)

	Three Months		Six Months
	Ended June 30		Ended June 30
	2004	2003	2004	2003
RECONCILIATION OF NON-GAAP OPERATING (LOSS)
Consolidated total operating loss as reported	$(467)	$(278)	$(1,230)	$(1,318)
Lawsuit settlement provision	425	—	425	—

Non-GAAP consolidated operating (loss)	(42)	(278)	(805)	(1,318)
RECONCILIATION OF NON-GAAP NET (LOSS)
Net (loss), as reported	(560)	(173)	(1,368)	(911)
Gain on sale of marketable securities	—	(134)	—	(134)
Lawsuit settlement provision	425	—	425	—

Non-GAAP net (loss)	$(135)	$(307)	$(943)	$(1,045)

Weighted average shares outstanding	1,495,500	1,497,900	1,496,300	1,497,900
Non-GAAP basic and diluted (loss) per share	$(0.09)	$(0.20)	$(0.63)	$(0.70)

RECONCILIATION OF NON-GAAP EBITDA
Net loss as reported	$(560)	$(173)	$(1,368)	$(911)
Provision for (benefit from) income taxes	30	(43)	55	(392)
Interest expense	62	93	113	162
Investment income	(4)	(153)	(8)	(168)
Other income (expense)	5	(2)	(22)	(9)

Operating loss	(467)	(278)	(1,230)	(1,318)
Depreciation and amortization	277	322	551	618

Non-GAAP EBITDA	$(190)	$44	$(679)	$(700)

Quarterly and year-to-date comparisons must take into account non-recurring expenses and gains in both years.

EBITDA is presented because it is a widely accepted financial indicator of value and ability to incur and service debt.
EBITDA is not a substitute for operating income or cash flow from operating activities.

Lynch Corporation Announces Second Quarter 2004 Financial Results	Page 6

LYNCH CORPORATION SELECTED BALANCE SHEET DATA (Dollars in Thousands, Except Share Data)	PRESS RELEASE

SELECTED BALANCE SHEET DATA	June 30,	December 31,	June 30,
	2004	2003	2003

CASH, AND SHORT TERM INVESTMENTS	$3,055	$3,981	$5,417

RESTRICTED CASH	1,125	1,125	1,125

MARKETABLE SECURITIES, NET OF MARGIN LIABILITY	1,841	1,278	760

WORKING CAPITAL	7,367	7,485 *	8,119

PROPERTY PLANT AND EQUIPMENT — COST	16,051	15,866	16,438

TOTAL ASSETS	21,798	23,019	24,280

TOTAL DEBT	3,648	3,807	4,713

SHAREHOLDERS’ EQUITY	9,944	11,033	10,031

BACKLOG — M-TRON	3,300	2,800	2,600

LYNCH SYSTEMS	8,800	2,800	10,000

SHARES OUTSTANDING AT DATE	1,495,483	1,497,883	1,497,883

*
December 2003 working capital included current liabilities of $676 for obligations maturing in one year that are included in long-term liabilities as of June 30, 2004 in the amount of $639,000 and at and at June 30, 2003 in the amount of $759,000.